UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

NORWOOD FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2012

Dear Stockholder:

On behalf of the Board of Directors and management of Norwood Financial Corp., I cordially invite you to attend our 2012 Annual Meeting of Stockholders. The Annual Meeting will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 24, 2012, at 11:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business we expect to act upon at the Annual Meeting. I will also report on our operations. Our directors and officers, as well as representatives of S.R. Snodgrass, A.C., our independent auditors, will be present to respond to stockholder questions.

You will be asked to (i) re-elect the Board’s four nominees for director, and (ii) ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors for the fiscal year ending December 31, 2012.  The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by returning the enclosed Proxy Card.  Stockholders may also vote by telephone or over the internet by following the instructions on the proxy card.  Also, you may vote in person at the meeting if you so choose. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Sincerely,

Lewis J. Critelli President and Chief Executive Officer

NORWOOD FINANCIAL CORP.
717 MAIN STREET
HONESDALE, PENNSYLVANIA 18431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2012

The 2012 Annual Meeting of Stockholders of Norwood Financial Corp., will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 24, 2012, at 11:00 a.m., local time, for the following purposes:

1.	To elect four directors; and

2.	To ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors for the fiscal year ending December 31, 2012;

all as set forth in the Proxy Statement accompanying this notice, and to transact any other business that may properly come before the Annual Meeting. The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 9, 2012, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

A copy of our Annual Report for the year ended December 31, 2011 is enclosed.

Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders can vote by written proxy card. Also, you may vote in person at the Annual Meeting if you so choose.  However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

William S. Lance Secretary

Honesdale, Pennsylvania
March 23, 2012

Important Notice Regarding Internet
Availability of Proxy Materials
For the Shareholder Meeting to be
Held on April 24, 2012

The Proxy Statement and Annual Report to
Stockholders are available on the Stockholder Services Page
at www.waynebank.com

PROXY STATEMENT
OF
NORWOOD FINANCIAL CORP.
717 MAIN STREET
HONESDALE, PENNSYLVANIA  18431

ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2012

GENERAL

This proxy statement and the accompanying proxy card are first being distributed to stockholders of Norwood Financial Corp. on or about March 23, 2012, in connection with the solicitation by our Board of Directors of proxies for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 24, 2012, at 11:00 a.m., local time.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.10 par value (the “Common Stock”), as of the close of business on March 9, 2012 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 3,286,120 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the Board of Directors’ form of proxy.  Stockholders of record may vote by proxy in any of three different ways:

●	Voting by Telephone. Call the toll-free number on the enclosed proxy card and follow the instructions. You will need to have your proxy card with you when you call.

●	Voting on the Internet. Go to www.proxy.ilstk.com and follow the instructions. You will need to have your proxy card with you when you link to the internet voting site.

●	Voting by Mail. Complete, sign, date and return the enclosed proxy card in the envelope provided.

All shares of Common Stock represented at the Annual Meeting by properly executed or authenticated and dated proxies will be voted according to the instructions indicated on the form of proxy. If you return a proxy without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director, and a vote “FOR” the ratification of the appointment of S.R. Snodgrass, A.C. as our independent auditors.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Board of Directors’ form of proxy will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Board of Directors’ form of proxy on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

Internet Access to Proxy Materials

Copies of this proxy statement and the 2011 Annual Report to Stockholders are available on the internet on the Stockholder Services page at www.waynebank.com.  Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form.  Stockholders of record can make this election by calling toll-free to 1 (800) 598-5002, sending an email to info@waynebank.com, or by following the instructions on the Stockholder Services page at www.waynebank.com. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

Participants in the Wayne Bank Employee Stock Ownership Plan

If you are a participant in the Wayne Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as the shares for which the trustees have received timely voting instructions, provided that in the absence of any voting directions as to allocated stock, the Board of Directors of the Bank will direct the ESOP trustees as to the voting of all shares of stock in the ESOP. The deadline for returning your voting instruction form to the ESOP trustees is April 17, 2012.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting.  Under Pennsylvania law, if a proxy casts a vote for a matter on the agenda, the stockholder represented by that proxy is considered present for purposes of a quorum.  Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting to ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to report on their ownership to the Securities and Exchange Commission. A person is the beneficial owner of shares of Common Stock over which he or she has or shares voting or investment power or which he or she has the right to acquire at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding

Wayne Bank Trust Department 717 Main Street Honesdale, Pennsylvania 18431	214,104	(1)	6.5%

____________
(1)
The Wayne Bank Trust Department has sole voting and dispositive power over 214,104 shares.  In order to avoid any potential conflict of interest, proxies for voting shares of the Company’s Common Stock held and maintained in accounts by the Wealth Management and Trust Division are mailed by an independent proxy service to the settlors, beneficiaries or account holders for voting and execution.  The proxies are returned to the proxy service for voting by the settlors, beneficiaries or account holders. Excludes 223,108 shares held in two trusts for which the Bank acts as trustee but as to which it does not have voting power.

PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of ten members, each of whom also serves as a director of our principal subsidiary, Wayne Bank.  Our Articles of Incorporation provide that the Board of Directors must be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, each of the successors of the directors whose terms expire at the meeting will be elected to serve for a term of three years expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which the successor director was elected.

Lewis J. Critelli, William W. Davis, Jr., Susan Gumble-Cottell and John E. Marshall (collectively, the “Nominees”) have been nominated by the Board of Directors for terms of three years each. The Nominees currently serve as directors of the Company and have consented to serve, if elected.

The persons named as proxies in the Board of Directors’ form of proxy intend to vote for the election of the Nominees, unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the Board of Directors’ form of proxy to vote for the election of such person as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there is no substitute nominee, the size of the Board of Directors may be reduced.

The following table sets forth the names, ages, positions with the Company, terms of, and length of board service, number and percentage ownership of the Common Stock for: each of the persons nominated for election as directors of the Company at the Annual Meeting; each other director of the Company who will continue to serve as director after the Annual Meeting; and each executive officer.  Beneficial ownership of the executive officers and directors of the Company as a group, is also set forth below.

Name and Position	Age(1)	Year First Elected or Appointed(2)	Current Term Expires	Common Stock Beneficially Owned as of Record Date(3)		Percent of Class

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2015

Lewis J. Critelli President, Chief Executive Officer and Director	52	2009	2012	46,422		1.4%
William W. Davis, Jr. Director	67	1996	2012	50,160		1.5%
Susan Gumble-Cottell Director	54	2006	2012	2,616		*
John E. Marshall Director and Chairman of the Board	74	1983	2012	19,914	(4)	*

DIRECTORS CONTINUING IN OFFICE

Dr. Andrew A. Forte Director	53	2007	2013	3,721		*
Ralph A. Matergia Director	62	2004	2013	4,781	(4)	*
Richard L. Snyder Director	71	2000	2013	6,326	(4)	*
Kevin M. Lamont	53	2011	2014	67,005		2.0%
Director
Daniel J. O’Neill Director	74	1985	2014	13,670		*
Dr. Kenneth A. Phillips Director	61	1988	2014	8,265		*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

William S. Lance Executive Vice President, Chief Financial Officer and Secretary	52	Na	Na	2,700		*
Kenneth C. Doolittle Executive Vice President	54	Na	Na	4,324		*
John F. Carmody Senior Vice President	42	Na	Na	13,752		*
Joseph A. Kneller Senior Vice President	65	Na	Na	15,240		*
John H. Sanders Senior Vice President	54	Na	Na	17,921		*

All directors, nominees and executive officers as a group (15 persons)				276,817	(5)	8.2%

*	Less than 1% of the Common Stock outstanding.
(1)	As of December 31, 2011.
(2)	Refers to the year the individual first became a director of the Company or the Bank.
(3)
Unless otherwise noted, the directors, executive officers and group named in the table have sole or shared voting power or investment power with respect to the shares listed in the table. The share amounts include shares of Common Stock that the following persons may acquire through the exercise of stock options within 60 days of the

Record Date:  Lewis J. Critelli – 26,600, William W. Davis, Jr. – 22,100, Susan Gumble-Cottell – 2,500, John E. Marshall – 2,500, Dr. Andrew A. Forte – 2,000, Ralph A. Matergia – 3,025, Richard L. Snyder – 4,226, Kevin M. Lamont – 0, Daniel J. O’Neill – 3,025, Dr. Kenneth A. Phillips – 4,226, William S. Lance – 2,500, Kenneth C. Doolittle – 4,000, John F. Carmody – 9,463, Joseph A. Kneller – 9,725 and John H. Sanders – 9,725.

(4)
Excludes 134,512 shares of Common Stock held under the Wayne Bank Employee Stock Ownership Plan (“ESOP”) for which such individuals serve as the ESOP trustees. Such shares are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duty of the trustees. Beneficial ownership is disclaimed with respect to such ESOP shares held in a fiduciary capacity.

(5)	Includes 105,615 shares of Common Stock which all continuing directors, nominees and executive officers as a group may acquire through the exercise of options within 60 days of the Record Date.

Biographical Information

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director for the Company beginning in 2011.

Nominees for Director:

Lewis J. Critelli was named President and Chief Executive Officer of the Company and the Bank effective January 1, 2010.  He had served as Executive Vice President, Secretary and Chief Financial Officer of the Company and the Bank since 1998 after joining the Bank in 1995.  His many years of service in many areas of operations at the Bank and current duties as President and Chief Executive Officer of the Company and the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes him well-suited to educating the Board on these matters.

William W. Davis, Jr. served as President and Chief Executive Officer of the Company and the Bank until his retirement on December 31, 2009.  His many years of service in many areas of operations at the Bank and past duties as President and Chief Executive Officer of the Company and the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes him well-suited to educating the Board on these matters.

Susan Gumble-Cottell is the President and Chief Executive Officer of Gumble Brothers, Inc., a building materials supplier located in Paupack, Pennsylvania.  She works with various contractors and builders and has an extensive knowledge of the local construction market.  Her participation in our local community for over 11 years brings knowledge of the local economy and business opportunities for the Bank.

John E. Marshall is president of Marshall Machinery, Inc., Honesdale, Pennsylvania, a local compact tractor and light industrial dealer.  Through his business, Mr. Marshall deals with a variety of contractors and developers.  His participation in our local community for over 41 years brings knowledge of the local economy and business opportunities for the Bank.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

Dr. Andrew A. Forte is the President of Forte, Inc., a family owned corporation which operates the Stroudsmoor Country Inn, a hospitality and banquet facility in Stroudsburg, Pennsylvania.  He has Doctoral Degree in management from the Lubin School of Business, Pace University.  He is a Certified Public Accountant, who practiced public accountancy with KPMG Peat Marwick as an Audit Manager through June 1985.  His financial and accounting background brings valuable expertise to the Board and his participation in our local community for over 16 years brings knowledge of the local economy and business opportunities for the Bank.

Ralph A. Matergia is a founding partner of the law firm of Matergia and Dunn in Stroudsburg, Pennsylvania with which he has practiced for over 26 years. He has served as the Solicitor for the Borough of Stroudsburg since 1979 and as Solicitor for the Monroe County Treasurer for over 25 years.  His participation in our local community for over 31 years brings knowledge of the local economy and business opportunities for the Bank.

Richard L. Snyder is a retired executive and certified public accountant. He served in a number of executive positions with Pricewaterhouse Coopers LLP, Bell Equipment/Alcom Combustion Company, and most recently with Phillip Morris Companies, Inc.  His participation in our local community for over 15 years brings knowledge of the local economy and business opportunities for the Bank.

Kevin M. Lamont was appointed to the Board of Directors upon the completion of the Company’s acquisition of North Penn Bancorp, Inc. on May 31, 2011.  Prior to the merger, he served as the Chairman of the Board of North Penn Bancorp, Inc. and North Penn Bank.  He is also President of Millennium Health Services, Inc. and President of Lamont Development Company, Inc.  Mr. Lamont developed, owned and operated two major assisted living communities in Northeast Pennsylvania.  Mr. Lamont has been a licensed Nursing Home Administrator in Pennsylvania since 1980 and has extensive experience in all aspects of business management and finance.  His participation in our local community for over 32 years brings knowledge of local economy and business opportunities for the Bank.

Daniel J. O’Neill is an Adjunct Professor at Wilkes University, the retired Superintendent of the Wayne Highlands School District, Honesdale, Pennsylvania, and Commander 28th Infantry Division (Retired).  His participation in our local community for over 41 years brings knowledge of the local economy and business opportunities for the Bank.

Dr. Kenneth A. Phillips is an optometrist in Waymart, Pennsylvania.  Dr. Phillips has in-depth knowledge of the Bank’s market area and is active in various community activities.  His participation in our local community for over 31 years brings knowledge of the local economy and business opportunities for the Bank.

Business Background of Our Executive Officers Who Are Not Directors

The business experience for the past five years of each of the Company’s executive officers is set forth below.  Unless otherwise indicated, the executive officer has held his or her position for the past five years.

William S. Lance was named Executive Vice President in December 2011.  He joined the Bank as Senior Vice President and Chief Financial Officer in March 2010.  Prior to joining the Company, he had served as Principal Financial Officer of First National Community Bank, Dunmore, Pennsylvania for over 18 years.

Kenneth C. Doolittle was named Executive Vice President in December 2009.  He joined the Bank as Vice President in May 2009.  Prior to joining the Bank, he had served as chief operating officer of Pennstar Bank, Scranton, Pennsylvania, a subsidiary of NBT Bancorp.

John F. Carmody was named Senior Vice President, Senior Loan Officer and head of Commercial Banking effective January 1, 2012.  Prior to that time, he had served as a Commercial Loan Officer at the Bank since April 2001.

Joseph A. Kneller is Senior Vice President of the Company and Senior Vice President - Information Systems of the Bank.

John H. Sanders is Senior Vice President of the Company and Senior Vice President and head of Retail Banking for the Bank.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Directors Snyder, Phillips, Matergia, Marshall, O’Neill, Gumble-Cottell, Forte and Lamont are independent under the independence standards of The Nasdaq Global Market on which the Common Stock is currently listed. In determining the independence of directors, the Board of Directors considered the deposit and loan relationships which various directors have with Wayne Bank and certain business relationships between Wayne Bank and organizations in which certain directors have an interest. In determining whether Mr. Matergia is independent, the Board of Directors considered work occasionally done by his law firm for the Bank but determined that due to the small volume of work done, his independence was not affected.  There are no members of the Audit Committee who do not meet the independence standards of The Nasdaq Global Market for Audit Committee members and no members of the Audit Committee are serving under any exceptions to these standards.

Code of Ethics

The Company has adopted a Code of Ethics, which applies to all directors, officers and employees of the Company and the Bank.  It is expected that all directors, officers and employees act, in all matters, in accordance with the highest standards of personal and professional conduct in all aspects of their employment and association with the Company and the Bank, to comply with all applicable laws, rules and regulations and to adhere to all policies and procedures adopted by the Company and the Bank.

Board Leadership Structure and Role in Risk Oversight

Under the Board of Directors’ current leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals.  John E. Marshall serves as Chairman of the Board of Directors.  Mr. Marshall is an independent director and does not serve in any executive capacity with the Company.  The Company’s Chief Executive Officer is Mr. Lewis J. Critelli.  Although the offices of Chairman of the Board and Chief Executive Officer are currently held by separate individuals, the Board of Directors has not made a determination that this is the appropriate leadership structure for the Board of Directors in all circumstances and reserves the right to combine these offices in the future if deemed appropriate under the circumstances.

The Board of Directors has general authority over the Company’s risk oversight function with authority delegated to various board committees to review risk management policies and practices in specific areas of the Company’s business.  The Audit Committee is primarily responsible for overseeing the Company’s risk management.  The Audit Committee works closely with officers involved in the risk management function including the internal audit staff who report directly to the Audit Committee.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank. During the fiscal year ended December 31, 2011, the Board of Directors of Norwood Financial Corp. held seven regular meetings and the Board of Directors of Wayne Bank held 12 regular meetings.  Independent directors meet twice annually in executive session.  No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended December 31, 2011.

Audit Committee. The Audit Committee is comprised of Directors Forte, Phillips, Matergia and Gumble-Cottell.  The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the listing requirements for The Nasdaq Global Market. The Board of Directors has adopted a written audit charter which was included as an appendix to the proxy statement for the 2010 Annual Meeting of Stockholders. A current copy of the Audit Committee charter is not available on our website.  The Audit Committee is a standing committee and, among other matters, is responsible for developing and maintaining the Company’s audit program. The Audit Committee also meets with the Company’s independent auditors to discuss the results of the annual audit and any related matters.

In addition to regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Audit Committee met five times during the fiscal year ended December 31, 2011.

Compensation Committee. The Compensation Committee consists of Directors Marshall, Matergia and Snyder.  This standing committee met once during the fiscal year ended December 31, 2011 to review the compensation of the chief executive officer and other executive officers.  The members of the Compensation Committee are independent in accordance with the listing requirements of The Nasdaq Global Market. For a discussion of the committee’s processes and procedures for determining director and executive officer compensation, see the “Compensation Discussion and Analysis” below. The Compensation Committee has not adopted a written charter.

Audit Committee Financial Expert

The Board of Directors has determined that Dr. Andrew A. Forte, a member of the Company’s Audit Committee, is an “Audit Committee Financial Expert” as that term is defined in the Securities Exchange Act of 1934. The Board of Directors has also determined that Dr. Forte is independent as that term is used in the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Directors Marshall, Matergia and Snyder at December 31, 2011. Director Marshall is Chairman of the Board of the Company and the Bank and serves as Chairman of the Compensation Committee. Members of the Compensation Committee are non-employee directors of the Company and the Bank. No member of the Committee or any other director is, or was during 2011, an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves.  None of the executive officers of the Company is, or was during 2011, a member of the board of directors or a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Director Nomination Process

The Nominating Committee consists of Directors Marshall, Matergia and Snyder, each of whom is independent within the meaning of the rules of The Nasdaq Global Market. The Nominating Committee met once during the year ended December 31, 2011.  The Board of Directors has adopted a charter for the nominating committee which was included as an appendix to the proxy statement for the 2011 Annual Meeting of Stockholders. The Nominating Committee Charter is not available on our website.

The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Wayne Bank. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the Committee’s nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

To be considered in the Committee’s selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to stockholders.  Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. The Committee believes potential directors should be stockholders, should have the highest personal and professional integrity and should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.  The Committee may consider diversity in market knowledge, background, experience, qualifications, and other factors as part of its evaluation of each candidate.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. In addition, directors are accessible to stockholders on an informal basis throughout the year and formally at the Annual Meeting. The Board encourages, but does not require, directors to attend the Annual Meeting of Stockholders. All directors then serving attended the 2011 Annual Meeting of Stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s operating results for 2011 indicates that our compensation programs continue to support our operating goals and our financial targets in our efforts to build long-term value for our shareholders.  Company net income for 2011 increased over 2010.  Earnings per share decreased as expected in 2011 due to significant costs related to our acquisition of North Penn Bancorp, Inc. and the increase in shares outstanding resulting from the acquisition.  We increased our quarterly cash dividend to shareholders from $0.29 per share to $0.30 per share as of February 2012, representing a 3.5% increase in the dividend amount.

A summary of the actions taken by the Compensation Committee in 2011 related to our compensation programs applicable to our Named Executive Officers (NEOs) listed in the Summary Compensation Table include:

•	Stock Options were awarded to the NEOs as of December 30, 2011.
•	Cash bonuses were paid to our NEOs ranging from 14% of salary to 31% of salary.
•	Base salary increases for our NEOs were approved ranging from 2.5% of salary to 4.0% of salary.

Shareholder Advisory Votes on Executive Compensation.

At the 2011 Annual Meeting of Shareholders, the shareholders approved the advisory vote on the Company's executive compensation policies and practices as disclosed in the Compensation Discussion and Analysis (“CD&A”) and the proxy by more than 93% of the shares voting on the matter.  In addition, the shareholders approved an advisory vote recommending that such advisory vote be taken every three years by more than 69% of the shares voting on the matter.  The Company intends to follow this advisory vote on the three year frequency of such shareholder advisory votes.

Philosophy and Objectives

The Company’s compensation programs are designed to effectively attract, retain, motivate and reward Named Executive Officers (NEOs) and all employees for their performance. The Company believes in maintaining a competitive compensation package to insure continuity of the management team with the goal of increasing shareholder value over the long-term.

The objectives of the compensation package include the following:

●
Create an overall compensation package that is competitive with those offered by other financial institutions in our market area while providing appropriate incentives for the achievement of short and long term performance goals

●	Encourage achievement of short-term performance goals through cash incentive programs
●	Use stock incentive plans to reward long-term performance and align interests of management with stockholders
●	Encourage long-term management continuity and loyalty through the accrual of post-employment benefits
●	Monitoring the incentive compensation applicable to NEOs and other officers and employees within acceptable parameters of risk to the Company

Financial services is a competitive industry and the Company operates in a market area which is headquarters to many other community banks as well as much larger institutions. The NEOs officer compensation package is therefore structured to keep the current team in place. The Company feels this is important due to the following attributes of the NEOs:

•	In depth knowledge of the local markets
•	Familiarity with Norwood’s operations
•	Strong customer relationships
•	Management succession planning
•	Proven success
•	Over fourteen consecutive years of earnings growth and dividend increases

The Company has a balanced package of short-term cash based compensation and longer-term stock based plans and retirement plans. The Company’s Executive  Compensation package includes the following key elements:

•	Base Salary
•	Cash Incentive Bonus Plan
•	Long Term Equity-Based Incentive Compensation
•	Employment Agreements
•	Post-Employment and Retirement Programs
•	Insurance and Other Benefits
•	Perquisites and other Personal Benefits

Administration of Compensation Program

The Compensation Committee of the Company is responsible for the administration of the compensation program of the President, Chief Executive Officer and Chief Financial Officer and the other Named Executive Officers.

The Compensation Committee meets in November of each year to determine annual salary adjustments, cash bonus and stock option awards for NEOs. The Company does not have a formal policy addressing each specific type of compensation.

The Committee does consider a variety of factors as it evaluates compensation for each NEO, including:

•	Overall company performance as compared to budget and prior year’s performance;
•	Bank regulatory examination results;
•	Bank performance metrics compared to peers, including return on assets, return on equity, charge-offs, level of non-performing loans and efficiency ratio; and
•	The individual achievements of each NEO in their respective areas of responsibility.

In establishing base salaries and increases, the committee has access to various compensation surveys to ensure a competitive salary level. These include:

•	The Conference Board Salary increase survey
•	SNL Executive Compensation Review

The Company does not specifically benchmark compensation to any specific group of companies.

For 2011, the Company did analyze a peer group of financial institutions consisting of the following banks competing in the northeast Pennsylvania market: Penseco Financial Services Corp. (PFNS), Fidelity D&D Bancorp, Inc. (FDBC), ESSA Bancorp, Inc. (ESSA), Dimeco, Inc. (DIMC), Embassy Bancorp, Inc. (EMYB), Sussex Bancorp (SBBX), Jeffersonville  Bancorp (JFBC), Mid Penn Bancorp, Inc. (MPB) and Penns Woods Bancorp, Inc. (PWOD).

Absent a material increase in duties or a significant change in the economic or competitive landscape, salaries are not increased materially from year to year.

At each meeting, the Chief Executive Officer discusses with the Committee the performance evaluations of each of the NEOs excluding himself, and presents his recommendations. The Chief Executive Officer is not present for any discussion involving his compensation.

Depending on the Company’s performance for the year, the Compensation Committee establishes a cash incentive bonus pool based on a percentage of pre-tax earnings. Specific bonus amounts are awarded to each NEO based on performance as determined within the discretion of the Compensation Committee. The Company realizes that all employees contribute to its success, and therefore, cash bonuses are also distributed to employees at all levels based on merit. The Company has never been required to materially adjust or restate the pre-tax earnings on which the bonus pool has been calculated and does not have a policy regarding the adjustment or recovery of bonuses in such an event.

The Committee also grants stock option awards under the Norwood Financial Corp. 2006 Stock Option Plan. The Stock Option Plan was designed to provide long-term incentives to NEOs, directors and other key employees that contribute to the success of the Company. The ten-year life of the options is structured to retain the NEOs and promote the long-term success of the Company.

The Board of Directors believes that equity-based compensation is important in aligning the interests of management with those of shareholders and has established the Wayne Bank Employee Stock Ownership Plan and 2006 Stock Option Plan to help it achieve this objective. Although each of the NEOs has a substantial personal investment in the Common Stock, the Board of Directors does not have formal equity ownership requirements or guidelines for executive officers.

Components of Compensation Program

The major components of compensation for 2011 are as follows:

Salary

As a result of the Company’s ongoing success and the continuity of the management team, current base salary levels are above the median. The Compensation Committee approved an average 3.00% increase in staff salaries at the December meeting. This level was based on information from the Conference Board which indicated commercial banks would increase officer salaries by 3.00%. NEO salary increases ranged from 2.5% to 4.0% excluding increases related to any material changes in duties. The employment agreement in effect in 2011 with Mr. Critelli provides for a base salary of $195,000 and a minimum annual increase of $5,000.

Annually, the Compensation Committee reviews the salary levels of the CEOs in the peer group established (as detailed above).  In 2011, the salary range paid to the CEO in this peer group was $165,000 to $355,000 with a median of $265,000.  In evaluating Company performance for determining compensation to be paid to the NEOs, the Committee also considers the Company’s performance metrics compared to an SNL custom peer group of financial companies consisting of publicly traded financial institutions in the Middle Atlantic Region with assets of between $500 million and $1 billion. In 2011, this custom peer group consists of DNB Financial Corporation (DNBF), Dimeco, Inc. (DIMC), Mid Penn Bancorp, Inc. (MPB), Juniata Valley Financial Corp. (JUVF), First Community Financial Corp. (FMFP), Penns Woods Bancorp (PWOD), Fidelity D&D Bancorp (FDBC), CCFNB Bancorp, Inc. (CCFN), Emclaire Financial Corp. (EMCF) and Peoples Financial Services Corp. (PFIS).  For 2011, the Company exceeded the median reported return on assets (ROA), return on equity (ROE), net interest margin and efficiency ratio of this custom peer group.  The base salary for Mr. Critelli will increase from $195,000 to $202,800, a 4.00% increase, effective January 1, 2012.

Bonus

For 2011, the Board approved a bonus pool equal to $440,000 or 4.4% of pre-tax earnings to be distributed to all NEOs, other officers and employees. Historically, this bonus pool percentage has varied from 4.0% to 4.4% of pre-tax earnings. In establishing this bonus pool, the Committee reviewed the Company’s overall performance which exceeded expectations after considering the impact of significant one-time costs related to the acquisition.  Awards under the bonus pool are made within the discretion of the Compensation Committee and are not based upon pre-established performance criteria.

Stock Based Awards

The Compensation Committee approved stock option awards under the Norwood Financial Corp 2006 Stock Option Plan. The purpose of the plan is to provide incentives and rewards to officers, employees and directors that contribute to the success and growth of the Company. In 2011, a total of 24,500 options were granted to 27 key employees including the NEOs. Such options granted in 2011 represents .75% of total shares outstanding.  The NEOs were awarded 31% of the total options granted. Such percentage of options awarded to NEOs has declined over time as more key employees have been included in the plan.

Timing of Grants

Stock awards are typically granted annually as part of the individual performance review process. This takes place at the Compensation Committee Meeting in November. The full board ratifies the actions of the Committee in December and establishes the grant date. The exercise price is based upon the last sale price of the Company’s stock at the closing on the effective date of grant or if there is no trading on such date then the last trading day prior to such date of grant.  As described above, grants for 23,500 shares were awarded effective December 30, 2011.

Retirement and Severance Arrangements

The Company has salary continuation plan agreements (SCP) with Messrs. Critelli, Kasper and Sanders.  The agreements provide that upon termination of employment on or after reaching age 62, or following a change-in-control, if earlier, such executive will be eligible to receive annual retirement benefits as detailed in the Pension Benefits Table below. The SCP was initially established in 1999. Benefit amounts were calculated based on the amount of supplemental retirement income needed to allow the executive to retire on approximately 40-75% of projected final salary when such supplemental benefit is added to the Company’s qualified retirement plans and social security. The range of 40% to 75% of final salary is based on total years of service with the Company from inception date of the plan. The target supplemental salary levels payable at normal retirement age as follows:  up to 15 years of service – 40%, 15-25 years – 65% and 25 or more – 75%.

The NEOs participate in the Bank’s defined contribution profit-sharing and 401(k) Plan which is open to all employees over the age of 21 after one year of employment. The 401(k) Plan permits employees to make pre-tax contributions of between 2% and 10% of their compensation to their accounts in the 401(k) Plan and the Bank will match the first 2% of the contribution. In addition, in 2011, the Compensation Committee approved an additional corporate contribution equal to 7% of each eligible employee’s compensation. The Committee considers the financial performance of the Company when it sets the Company’s annual contribution under the plan. For each eligible NEO, the Company contributed a total of 9% of the NEO’s base salary to the Plan, the same percentage as for all eligible employees who contributed at least 2% of their compensation to their account.

Each of the NEOs participate in the Employee Stock Ownership Plan (ESOP) which is open to all employees who have met the eligibility requirements.  (See Note 8 of Notes to the Consolidated Financial Statements in the 2011 Annual Report to Stockholders.)

As part of the long-term compensation package, the Company and the Bank have entered into a three-year employment agreement with Mr. Critelli. If the Company terminates Mr. Critelli, without just cause and absent a Change in Control, he would be entitled to a payment of salary for amounts due under the agreement with a minimum severance payment of one year’s salary. The agreement has a two step change-in-control trigger under which, in case of a voluntary termination within 30 days of a change-in control or an involuntary termination or voluntary termination for good reason during the six months before or within one year after a change-in-control, Mr. Critelli would be paid a lump sum amount equal to three times the five-year average of his annual compensation less $1.00. We believe that the change-in-control provision is desirable in order to ensure that Mr. Critelli remains focused on the interests of the Company and its shareholders in the event of a pending change-in-control. In the event of a change in control, the Company will indemnify Mr. Critelli for any tax penalties that may be incurred by him for amounts received that exceed the limitations under Sections 280G and 4999 of the Code.  A portion of such payments that could be made by the Company to Mr. Critelli as severance payments following a Change in Control transaction might be a non-deductible payment of the Company for federal income tax purposes.  The Compensation Committee believes that it is in the best interests of the Company’s shareholders that the Committee has the flexibility to make severance payments that might exceed deductibility limits under Section 280G of the Code.

The Company and the Bank have entered into a five-year change in control severance agreement with Mr. William S. Lance, Chief Financial Officer. The agreement has a two step change-in-control trigger under which, in case of a voluntary termination within 30 days of a change-in-control or an involuntary termination or voluntary termination for good reason during the six months before or within one year after a change-in-control, Mr. Lance would be paid a lump sum amount equal to two times his then current base salary, not to exceed the five-year average of his total taxable annual compensation less

$1.00. We believe that the change-in-control provision is desirable in order to ensure that Mr. Lance remains focused on the interests of the Company and its shareholders in the event of a pending change-in-control.

The Compensation Committee balances short-term and long-term compensation for the NEOs.  Long term compensation includes stock option grants, salary continuation plan and other benefits available to all employees which include contributions to 401(k) Plan, ESOP and life insurance. For 2011, the target range for short-term compensation as a percentage of total compensation was 70% to 80% with long-term compensation at 20% to 30% of total compensation. We believe this formula is competitive within our market place and peer group. The Company did not use the services of any compensation consultants or advisors during 2011.

Other Benefits and Perquisites

 In accordance with the terms of Mr. Critelli’s employment agreement, the Company provides him with use of an automobile, including insurance, maintenance, fuel, fees and other costs.  The Company also pays the costs for use of a local country club to facilitate business activities by the NEOs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with Management. Based on foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

John E. Marshall, Chairman
Ralph A. Matergia
Richard L. Snyder

COMPENSATION RISK ASSESSMENT

Senior management has conducted a Compensation Risk Assessment which was presented to and reviewed by the Compensation Committee. This Compensation Risk Assessment concluded the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last three fiscal years by our principal executive officer, principal financial officer and the three other most highly compensated executive officers whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2011 exceeded $100,000 for services rendered in all capacities to Norwood Financial Corp. and Wayne Bank.  We do not have any plans providing for stock awards or non-equity incentive compensation to the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation(4)	Total

Lewis J. Critelli	2011	$195,000	$60,000	$16,275	$24,379	$33,483	$329,137
President and Chief Executive	2010	180,000	55,000	21,420	22,107	31,239	309,766
Officer	2009	167,192	47,250	20,310	20,336	28,542	283,630

William S. Lance	2011	$148,500	$42,000	$6,975	$0	$12,725	$210,200
Executive Vice President,	2010	123,052	30,000	15,950	0	1,389	170,391
Chief Financial Officer
and Secretary

Edward C. Kasper *	2011	$130,500	$32,000	$--	$18,658	$25,150	$206,308
Executive Vice President	2010	127,000	32,000	9,180	23,207	172,783	364,170
	2009	127,731	30,150	10,155	29,458	23,171	220,665

Kenneth C. Doolittle	2011	$118,000	$22,500	$6,975	$0	$12,801	$160,276
Executive Vice President	2010	115,000	35,000	9,180	0	7,736	166,916
	2009	61,615	5,000	15,585	0	1,068	83,268

John H. Sanders	2011	$115,000	$16,650	$4,650	$11,634	$21,134	$169,068
Senior Vice President	2010	112,000	17,500	6,120	10,519	20,427	166,566
	2009	113,192	16,650	6,770	9,669	19,573	165,854

____________
*	Mr. Kasper retired on December 31, 2011.
(1)
Mr. Lance’s bonus amount in 2011 includes a $10,000 sign-on bonus paid on the first anniversary of his hiring.
Mr. Doolittle’s bonus amount for 2010 includes a $10,000 sign-on bonus paid on the first anniversary of his hiring.

(2)
Based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.  For assumptions used in determining the grant date for value of the options, see Note 11 of Notes to the Consolidated Financial Statements in the 2011 Annual Report to Stockholders.  Using the Black-Scholes Option Pricing Model and the assumptions described in Note 11 of Notes to the Consolidated Financial Statements, we determined that the fair value of each option granted in December 2011 was $4.65.

(3)	Consists of increase in actuarial present value of benefits under Salary Continuation Plan.
(4)	All other compensation consists of the following:

		Life	ESOP
	401(k) Matching	Insurance		Value at
	Contributions	Paid	No. of Shares	$27.47/Share	Total

Lewis J. Critelli	$17,760	$1,741	509	$13,982	$33,483
William S. Lance	10,295	2,430	--	--	12,725
Edward C. Kasper	11,745	1,950	417	11,455	25,150
Kenneth C. Doolittle	10,620	2,154	1	27	12,801
John H. Sanders	10,350	1,499	338	9,285	21,134

Excludes the value of certain perquisites and personal benefits which did not exceed $10,000 in the aggregate for any Named Executive Officer.

Grants of Plan-Based Awards. The following tables set forth certain information with respect to plan-based awards granted to the Named Executive Officers. All grants were made under the Norwood Financial Corp. 2006 Stock Option Plan.
Name	Grant Date	Board Action Date *	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards

Lewis J. Critelli	12/30/11	12/13/11	3,500	$27.47	$16,275
William S. Lance	12/30/11	12/13/11	1,500	27.47	6,975
Edward C. Kasper	--	--	--	--	--
Kenneth C. Doolittle	12/30/11	12/13/11	1,500	27.47	6,975
John H. Sanders	12/30/11	12/13/11	1,000	27.47	4,650

__________
*
Option awards were approved by the Board of Directors on December 13, 2011 to be effective on the last business day of the year. The exercise price was equal to the fair market value of the Common Stock on the Grant Date in each case.

Lewis J. Critelli has entered into a three-year employment agreement with Wayne Bank. The employment agreement provides for annual one-year renewals on each anniversary date of the agreements unless either party provides prior written notice to the contrary. The agreement provides that the Board of Directors will review his salary not less often than annually and shall increase his base salary by no less than $5,000 per year. The employment agreement provides that Mr.  Critelli will participate equitably in discretionary bonuses that the Board of Directors may award to senior management from time to time. Mr.  Critelli is also entitled to participate in specified benefit plans and in any fringe benefits made available to senior management.

In accordance with SEC regulations, the Summary Compensation Table treats the increase in the present value of the Named Executive Officer’s retirement benefit under the Salary Continuation Plan as an item of compensation. The Salary Continuation Plan provides that the Named Executive Officers will receive a fixed annual payment beginning at retirement at age 62 for a period of 15 years. The increase in present value is a function of the annual accrual to fully vest the Named Executive Officer at retirement age.

The Summary Compensation Table includes various miscellaneous income items under “All Other Compensation.”  Under the Company’s 401(k) Plan, eligible employees may annually contribute between 2% and 10% of their compensation to their accounts in the 401(k) Plan. The Company generally matches employee contributions up to 2% of salary. In 2011, the Company made an additional contribution of 7% of salary. Since all eligible Named Executive Officers each contributed at least 2% of salary, a contribution of 7% was made to each of their accounts. The Company pays premiums on life insurance coverage for all eligible employees including the Named Executive Officers with insurance coverage of three times base salary. Each Named Executive Officer also participates in the Wayne Bank Employee Stock Ownership Plan.  Excludes the value of certain perquisites and personal benefits which did not exceed $10,000 in the aggregate for any Named Executive Officer.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning outstanding equity awards of the Named Executive Officers at fiscal year end.   There were no stock awards outstanding at fiscal year-end.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Lewis J. Critelli		3,500 (1)	$27.47	12/30/2021
	3,500		27.77	12/31/2020
	3,000		28.59	12/31/2019
	2,500		27.50	12/31/2018
	2,500		31.25	12/31/2017
	2,500		31.50	12/29/2016
	3,150		30.38	04/25/2016
	3,150		30.00	12/14/2014
	3,150		23.95	12/09/2013
	3,150		19.05	12/10/2012

William S. Lance		1,500(1)	$27.47	12/30/2021
	1,500		27.77	12/31/2020
	1,000		26.88	03/09/2020

Edward C. Kasper	1,500		$27.77	12/31/2020
	1,500		28.59	12/31/2019
	1,500		27.50	12/31/2018
	1,500		31.25	12/31/2017
	1,500		31.50	12/29/2016
	2,100		30.38	04/25/2016
	2,625		30.00	12/14/2014
	1,625		23.95	12/09/2013

Kenneth C. Doolittle		1,500 (1)	$27.47	12/30/2021
	1,500		27.77	12/31/2020
	1,500		28.59	12/31/2019
	1,000		28.90	04/29/2019

John H. Sanders		1,000 (1)	$27.47	12/30/2021
	1,000		27.77	12/31/2020
	1,000		28.59	12/31/2019
	1,000		27.50	12/31/2018
	1,000		31.25	12/31/2017
	1,000		31.50	12/29/2016
	1,575		30.38	04/25/2016
	1,575		30.00	12/14/2014
	1,575		23.95	12/09/2013
____________
(1)           Award vests and becomes exercisable on December 30, 2012.

Option Exercises and Stock Vested. The following table provides information regarding exercises of options and vesting of stock awards during the last fiscal year for each Named Executive Officer. The Company does not have a stock awards plan.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)

Lewis J. Critelli	--	$--
William S. Lance	--	--
Edward C. Kasper	1,000	3,530
Kenneth C. Doolittle	--	--
John H. Sanders	--	--

____________

(1)	Equals the difference between the exercise price and fair market value of the underlying common stock on the date of exercise times the number of options exercised.

Pension Benefits. The following table provides information with respect to each defined benefit pension plan in which a Named Executive Officer may receive payments or other benefits at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year

Lewis J. Critelli	Salary Continuation Plan	12 years	$197,742	--
Edward C. Kasper	Salary Continuation Plan	12 years	294,218	--
John H. Sanders	Salary Continuation Plan	12 years	94,035	--

____________

(1)	The credited years of service are based on the plan date of 1999.
(2)	Amount shown is present value of total payments over payout term using a 7.50% discount rate.

The Bank has entered into salary continuation agreements as identified above. The purpose of the salary continuation plan is to provide the Named Executive Officers with an additional retirement benefit in excess of the maximum benefit payable under the tax-qualified 401(k) plan. The agreements provide that upon termination of employment on or after reaching the age of 62, Messrs.  Critelli, Kasper and Sanders will be entitled to an annual retirement benefit equal to $61,000, $32,515 and $24,000, respectively, payable over 15 years. The retirement benefit is fixed and not dependent on pre-retirement compensation. In the event of death during active service, the Named Executive Officer’s beneficiary will be entitled to the normal retirement benefit commencing on the date of death. In the event of disability or early termination for a reason other than death, disability, cause or following a change-in-control, the Named Executive Officers are entitled to a reduced benefit payable beginning with 90 days of disability in the case of disability or at normal retirement age in the case of early termination. The amounts payable under early termination and disability are based upon the plan years in which the event occurred. If the Named Executive Officers work past age 62, they are eligible for an increased benefit of 4% per year, pro rated at 0.3274% per month compounded up to age 65. The Named Executive Officers are not entitled to benefits in the event they are terminated for cause. On a change of control of the Company, the Company will pay the normal retirement benefit to the Named Executive Officers in 12 equal monthly installments payable on the first day of each month commencing with the month following attaining age 62 and continuing for 179 additional months. The Named Executive Officers will not be entitled to any benefit if they violate certain non-compete provisions including becoming employed by or participating in the management of another bank or thrift following a termination of employment. These non-compete provisions, however, do not apply following a change-in-control.

Potential Payments Upon Termination or Change-in-Control. The Named Executive Officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the Named Executive Officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.

Name and Plan	Voluntary Termination	Early Termination	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control Termination	Disability	Death

Lewis J. Critelli
Employment Agreement(1)	$0	$0	$0	$585,000	$0	$506,399	$0	$0
Salary Continuation Plan(2)	365,395	365,395	501,183	365,395	0	501,183	174,173	501,183
Stock Option Plan(3)	0	0	0	0	0	16,275	16,275	16,275

William S. Lance
Severance Agreement	0	0	0	0	0	297,000	0	0
Stock Option Plan (3)	0	0	0	0	0	6,975	6,975	6,975

Edward C. Kasper
Salary Continuation Plan(2)	294,218	294,218	294,218	294,218	0	294,218	294,218	294,218

Kenneth C. Doolittle
Stock Option Plan (3)	0	0	0	0	0	6,975	6,975	6,975

John H. Sanders
Salary Continuation Plan(2)	150,535	150,535	197,187	150,535	0	197,187	82,769	197,187
Stock Option Plan(3)	0	0	0	0	0	4,650	4,650	4,650

____________

(1)
Amount shown is lump sum payment to which named executive officer would be entitled in the event of a change-in-control or the remainder payments under the contract in the event of an involuntary not for cause termination.  Certain amounts may be eligible for tax-gross up to indemnify the NEO for any tax penalties incurred.  The amounts shown do include this effect.

(2)	Amount shown is present value of 180 months of payments over payout term using a 7.50% discount rate.
(3)
Amount shown is equal to fair value of unvested portion of options at December 31, 2011 calculated using the Black-Scholes Option Pricing Model and the assumptions contained in Note 11 of Notes to Consolidated Financial Statements.   Since the only unvested options were granted on the last business day of 2011 at an exercise price equal to the fair market value of the Common Stock on the date of grant, there was no excess of fair market value over exercise price of such options as of December 31, 2011

Employment and Severance Agreements. Under his Employment Agreement, the Company or the Bank may terminate Mr.  Critelli’s employment at any time for “just cause” as defined in the Agreement without further liability. If the Company or the Bank terminated Mr.  Critelli without just cause, he would be entitled to a continuation of his salary for the remaining term of the Agreement with a minimum of one year from the date of termination as well as the continuation of other benefits. In the event of an involuntary termination or voluntary termination with good reason during the period beginning six months prior and ending one year after a change in control, Mr.  Critelli will be paid in a lump sum an amount equal to three times the five-year average of his annual compensation minus $1.00. Under the Agreements, Mr.  Critelli is prohibited from competing with the Bank for one year if his employment is terminated for just cause or he resigns for a reason other than good reason.  The Company has entered into a Change-in-Control Severance Agreement with William S. Lance pursuant to which he would be entitled to severance payments equal to two times his annual compensation in the event of an involuntary termination or a voluntary termination with good reason during the period beginning six months prior and ending one year after a change in control.

Salary Continuation Plan. For a description of the Salary Continuation Plan, see “ – Pension Benefits” above.

Stock Option Plan. The stock option plan provides that each outstanding stock option will become immediately vested in the event of the death or disability of the optionee or upon a change-in-control of the Company.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Norwood Financial Corp. who are not Named Executive Officers for the last completed fiscal year (2011).

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total

William W. Davis	$30,450	--	$2,325	--	--	$444	$33,219
Dr. Andrew A. Forte	27,450	--	2,325	--	--	120	29,895
Susan Gumble-Cottell	28,175	--	2,325	--	--	120	30,620
Kevin M. Lamont	14,350	--	2,325	--	--	70	16,745
John E. Marshall	27,850	--	2,325	--	--	180	30,355
Ralph A. Matergia	27,775	--	2,325	--	--	264	30,364
Daniel J. O’Neill	27,525	--	2,325	--	--	394	30,244
Kenneth A. Phillips	27,525	--	2,325	--	--	264	30,114
Richard L. Snyder	27,200	--	2,325	--	--	435	29,960

____________
(1)
Based on the aggregate grant date for value of the award computed in accordance with FASB ASC Topic 718.  For assumptions used, see Note 11 of Notes to Consolidated Financial Statements in the 2011 Annual Report to Stockholders. The grant-date fair value of the options awarded to Directors in December 2011 was $4.65 each.  At December 31, 2011, Directors had the following number of stock option awards outstanding:

Name	Number of Options

William W. Davis	22,600
Dr. Andrew A. Forte	2,500
Susan Gumble-Cottell	3,000
Kevin M. Lamont	500
John E. Marshall	3,000
Ralph A. Matergia	3,525
Daniel J. O’Neill	3,525
Kenneth A. Phillips	4,726
Richard L. Snyder	4,726

(2)	Consists of the value of life insurance premiums paid by the Company for the benefit of the director.

The Company does not presently compensate its directors. Each director of the Company is also a director of the Bank and receives fees accordingly. Lewis J. Critelli, President and Chief Executive Officer, does not receive board or committee fees for his participation thereon.  Each non-employee member of the Bank’s Board of Directors receives a retainer of $2,050 per month.  In addition, fees are paid for various committee meetings as follows:  Trust Committee ($325); Audit Committee ($325); Compensation Committee ($325); and Loan Committee ($325).  For the fiscal year ended December 31, 2011, fees paid to all directors totaled approximately $238,300, all of which were paid by the Bank. The Company pays for life insurance coverage up to $50,000 for each director.

Under the 2006 Stock Option Plan, stock options for 525 shares each were awarded to non-employee directors effective upon stockholder approval of the plan for 2005 and options for 500 shares were awarded on December 29, 2006.  Options for 500 shares were awarded to each non-employee director effective as of December 31, 2009, 2010 and 2011, respectively. The exercise price of these options was in each case equal to the fair market value of the underlying Common Stock on the effective date of grant. In each case, the options vest and become exercisable one year from the date of grant. Additional options may be granted to non-employee directors on an annual basis on a date established by the Compensation Committee.

RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank. Any transactions with such parties including loans and commitments are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons unrelated to the lender, and do not include more than the normal risk of collectibility or present other unfavorable features.  The Bank has adopted written policies and procedures for the approval of loans to directors and executive officers.  All loans to directors and executive officers are approved by the entire Board of Directors in advance with the director or executive officer abstaining from participating directly or indirectly in the voting.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

S.R. Snodgrass, A.C. was the Company’s independent auditors for the 2011 fiscal year. The Board of Directors has appointed S.R. Snodgrass, A.C. to be its independent auditors for the fiscal year ending December 31, 2012, subject to ratification by the Company’s stockholders. The engagement of S.R. Snodgrass, A.C. was approved in advance by the Audit Committee. A representative of S.R. Snodgrass, A.C. is expected to be available at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if the representative so desires.

Audit Fees. The aggregate fees billed by the Company’s principal accountant for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2011 and 2010 were $156,767 and $130,707, respectively.

Audit Related Fees.  The aggregate fees billed by the Company’s principal accountant for assurance and related services related to the performance of the employee benefit plan audit and services in connection with the Company’s Sarbanes-Oxley compliance for the years ended December 31, 2011 and 2010 were $11,107 and $10,995, respectively.

Tax Fees. The aggregate fees billed by the Company’s principal accountant for professional services rendered for preparation of state and federal tax returns and other tax matters for the years ended December 31, 2011 and 2010 were $15,100 and $13,900, respectively.

All Other Fees. The aggregate fees billed by the Company’s principal accountant for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2011 and 2010 were $0 and $0, respectively.

The Audit Committee has not adopted any pre-approval policies and procedures for audit and non-audit services to be performed by the independent auditors. Such services are approved in advance by the Audit Committee itself. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.

Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent auditors for the 2012 fiscal year.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended December 31, 2011, the Audit Committee:  (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the Company’s independent auditor, S.R. Snodgrass, A.C., all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and the letter from S.R. Snodgrass, A.C. as required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, A.C.’s communications with the Audit Committee concerning independence and has discussed with S.R. Snodgrass, A.C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Audit Committee:
Dr. Andrew A. Forte – Chairman
Susan Gumble-Cottell
Dr. Kenneth A. Phillips
Ralph A. Matergia

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and the beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish us with copies of such reports. To the best of our knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2011 fiscal year.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2013, stockholder proposals must be submitted to the Secretary at the Company’s office, 717 Main Street, Honesdale, Pennsylvania 18431, on or before November 24, 2012. Under the Articles of Incorporation, in order to be considered for possible action by stockholders at the 2013 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company’s proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 24, 2013.

OTHER MATTERS

The Board of Directors does not know of any other matters that are likely to be brought before the Annual Meeting. If any other matters, not now known, properly come before the Annual Meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

MISCELLANEOUS

The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses that they incur in forwarding proxy materials to the beneficial owners of Common Stock. In addition to soliciting proxies by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s 2011 Annual Report to Stockholders accompanies this proxy statement. Except to the extent specifically incorporated by reference, the Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference herein. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 will be furnished without charge to stockholders as of the Record Date, upon written request to William S. Lance, Secretary, Norwood Financial Corp., 717 Main Street, Honesdale, Pennsylvania 18431.

BY ORDER OF THE BOARD OF DIRECTORS

William S. Lance Secretary

Honesdale, Pennsylvania
March 23, 2012

Directions to Wayne Bank - 717 Main Street, Honesdale, Pa 18431

From Scranton and points west:
Take Route 81 North to Route 6 East exit (Gov. Casey Highway), Continue on Route 6 East, through Waymart and to the stop light at Main Street in Honesdale. At light, turn right onto Main Street. Go to intersection of Main and 7th and the Bank is on your left.

From Philadelphia and points south:
Take Valley Forge Exit to Northeast Extension of PA Turnpike to Exit 115. Take Route 81 North to Exit 187, Route 6 East exit (Gov. Casey Highway), Continue on Route 6 East, through Waymart and to the stop light at Main Street in Honesdale. At light, turn right onto Main Street. Go to intersection of Main and 7th and the Bank is on your left.

From New York, New Jersey and Points East:
Take Route 80 West approx. 38 miles to Exit 34, Sparta, to Route 15 North to Route 206 North (approx. 18 miles), to Delaware River at Milford to Route 84 (toward Scranton) to Exit 30 (Blooming Grove). to Route 402 North (toward Hawley / Honesdale), to Route 6 West, traveling approx. 15 miles (go past Wal-Mart & Kmart) to the traffic light in downtown Honesdale. Turn right at light onto Church Street. Go to intersection of Church and 7th and the Bank is on your left.

COMMON

NORWOOD FINANCIAL CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Please complete, date, sign and mail the proxy card in the enclosed postage-paid envelope. You may vote by:
INTERNET	Proxy.ilstk.com (Must vote 2 days prior to meeting date)
TELEPHONE	800.555.8140 (Must vote 2 days prior to meeting date)
VOTER CONTROL NUMBER

MAIL	Make individual selections below (must sign below)

If you plan to personally attend the Annual Meeting of Stockholders, please check the box below and list names of attendees on reverse side.

ATTENDANCE	☐ YES ☐ NO

NORWOOD FINANCIAL CORP.
Annual Meeting of Stockholders, April 24, 2012

The undersigned hereby appoints the official proxy committee of the Board of Directors of Norwood Financial Corp. (the “Company”) with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania 18431, on Tuesday, April 24, 2012, at 11:00 a.m. local time and at any and all adjournments thereof, as follows:

1.	The election as director of nominees listed below:	FOR	VOTE WITHHELD
	01 Lewis J. Critelli	☐	☐
	02 William W. Davis, Jr.	☐	☐
	03 Susan Gumble-Cottell	☐	☐
	04 John E. Marshall	☐	☐

2.	To ratify the appointment of S.R. Snodgrass A.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” the above proposition number 2.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THE PROXY IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Meeting, or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy, of Notice of the Meeting, a proxy statement dated March 23, 2012 and a 2011 Annual Report to Stockholders.

Signature	Date	Signature	Date

Please sign exactly as your name appears on this form.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

PLEASE LIST NAMES OF PERSONS ATTENDING

ESOP

NORWOOD FINANCIAL CORP. ESOP VOTING INSTRUCTION FORM Please complete, date, sign and mail the voting instruction form in the enclosed postage-paid envelope.
OFFICE USE ONLY

If you plan to personally attend the Annual Meeting of Stockholders, please check the box below and list names of attendees.

ATTENDANCE	☐ YES ☐ NO

NORWOOD FINANCIAL CORP.
Annual Meeting of Stockholders, April 24, 2012

The undersigned hereby instructs the Trustees of the Wayne Bank Employee Stock Ownership Plan (“ESOP”) of Norwood Financial Corp. (the “Company”) to vote all shares of common stock allocated to the account of the undersigned in the ESOP at the Annual Meeting of Stockholders (the “Meeting”) to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania 18431, on Tuesday, April 24, 2012, at 11:00 a.m. local time and at any and all adjournments thereof, as follows:

1.	The election as director of nominees listed below:	FOR	VOTE WITHHELD
	01 Lewis J. Critelli	☐	☐
	02 William W. Davis, Jr.	☐	☐
	03 Susan Gumble-Cottell	☐	☐
	04 John E. Marshall	☐	☐

2.	To ratify the appointment of S.R. Snodgrass A.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” the above proposition number 2.

If you return this form properly signed, but you do not otherwise specify, or if you do not return this form, your shares will be voted by the Trustees in a manner proportionate to the voting directions of the allocated shares received by  the ESOP participants, subject to the fiduciary duty of the trustees.

Signature	Date	Signature	Date

Please sign exactly as your name appears on this form.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

TO:           Participants in the Employee Stock Ownership Plan of North Penn Bank

Date:         March 23, 2012

As described in the enclosed materials, your voting instructions are being requested as a participant under the North Penn Bank Employee Stock Ownership Plan (the “ESOP”) in connection with an upcoming 2012 Annual Meeting of Shareholders of Norwood Financial Corp. (“Company”). The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	To elect four directors: and

2.	To ratify the appointment of S.R. Snodgrass A.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.

We hope you will take advantage of the opportunity to direct the manner in which shares of Company Common stock allocated to your account under the ESOP will be voted.

Enclosed with this letter is the proxy statement for the 2012 Annual Meeting, the Company’s 2011 Annual Report to Shareholders, and an ESOP Voting Instruction Form, which will permit you to direct the voting of any  shares of Company stock allocated to your ESOP account.  After you have reviewed these materials, we urge you to vote your shares held pursuant to the ESOP by marking, dating, and signing the enclosed ESOP Voting Instruction Form and returning it to the ESOP Trustee in the enclosed envelope.  The ESOP Trustee will certify the totals to the Company for the purpose of having those shares voted.

We urge each of you to vote as a means of participating in the governance of the affairs of Company.  If your voting instructions for the ESOP are not received in a timely manner, the shares allocated to your account will be voted by the ESOP Trustee, subject to its fiduciary duties, in the same proportion as those shares of Company stock for which instructions are timely received from all other ESOP participants.  While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate.  Please take a moment to do so.

Please note the enclosed material relates only to those shares that have been allocated to your account under the ESOP.  You will receive other voting material for those shares which you may own individually and not under the ESOP.

Sincerely,

Lewis J. Critelli
President

ESOP

NORTH PENN BANK ESOP VOTING INSTRUCTION FORM Please complete, date, sign and mail the voting instruction form in the enclosed postage-paid envelope.
OFFICE USE ONLY

If you plan to personally attend the Annual Meeting of Stockholders, please check the box below and list names of attendees.

ATTENDANCE	☐ YES ☐ NO

NORWOOD FINANCIAL CORP.
Annual Meeting of Stockholders, April 24, 2012

The undersigned hereby instructs First Bankers Trust, as Trustee of the North Penn Bank Employee Stock Ownership Plan (“ESOP”)  to vote all shares of common stock of Norwood Financial Corp. (the “Company”) allocated to the account of the undersigned in the ESOP at the Annual Meeting of Stockholders (the “Meeting”) to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania 18431, on Tuesday, April 24, 2012, at 11:00 a.m. local time and at any and all adjournments thereof, as follows:

1.	The election as director of nominees listed below:	FOR	VOTE WITHHELD
	01 Lewis J. Critelli	☐	☐
	02 William W. Davis, Jr.	☐	☐
	03 Susan Gumble-Cottell	☐	☐
	04 John E. Marshall	☐	☐

2.	To ratify the appointment of S.R. Snodgrass A.C. as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” the above proposition number 2.

PLEASE COMPLETE, DATE, SIGN AND MAIL THE VOTING INSTRUCTION FORM IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.  ALL VOTING INSTRUCTION FORMS MUST BE RECEIVED NO LATER THAN APRIL 17, 2012.

If you return this form properly signed, but you do not otherwise specify, or if you do not return this form, your shares will be voted by the Trustee in the same proportion as those shares of Norwood stock for which instructions are timely received from all other ESOP participants, subject to the fiduciary duty of the Trustee.

Signature	Date	Signature	Date

Please sign exactly as your name appears on this form.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.